Exhibit 99.1

Boston Therapeutics Appoints Jan Brinkman, M.D., Ph.D.
and Alan M. Hoberman, Ph.D. to Board of Directors

Increases Total Number of Board Members to Eight

MANCHESTER, NH – October 1, 2014 -- Boston Therapeutics, Inc. (OTCQB: BTHE) (“Boston Therapeutics” or “the Company”), a developer of complex carbohydrate therapeutics to treat diabetes and inflammatory diseases, has appointed Jan Brinkman, M.D., Ph.D. and Alan M. Hoberman, Ph.D. to its Board of Directors, effective immediately. This increases the total number of Board members to eight.

Dr. Brinkman has served as a member of the Biotechnology Business Strategies Committee with ABN-Amro Bank N.V. in London, New York and Hong Kong, reconciling global regulatory affairs. More recently, he has focused his financial expertise in biotech, becoming ABM-Amro’s liaison to Motorola Biochip, Harvard Medical, Merck, Serono, Teva, Bayer, Philips, Siemens, M.I.T. and the Mayo Foundation. He is also an advisor to the Mayo Foundation Comprehensive Cancer Program. Dr. Brinkman holds an M.D. degree from the Erasmus University of Rotterdam, the Netherlands, an MBA in international finance from INSEAD/ABNAmro, France/the Netherlands and a Ph.D. in mathematical physics from the University of Florence, Italy.

Dr. Hoberman is President and CEO of Argus International, Inc., overseeing a staff of scientists and other professionals who provide consulting services for industry, government agencies, law firms and other organizations both in the U.S. and internationally. Between 1991 and 2013 he held a series of positions of increasing responsibility at Charles River Laboratories Preclinical Services (formerly Argus Research Laboratories, Inc.), most recently as Executive Director of Site Operations and Toxicology. He currently works with that organization to design, supervise and evaluate reproductive and developmental toxicity, neurotoxicity, inhalation and photobiology studies. Dr. Hoberman holds a Ph.D. in toxicology from Pacific Western University, an M.S. in interdisciplinary toxicology from the University of Arkansas and a B.S. in biology from Drexel University.

David Platt, Ph.D., CEO of Boston Therapeutics, said, “Dr. Jan Brinkman and Dr. Alan Hoberman together bring a tremendous amount of experience to the Company, and we are honored to have them serve on our Board. They have spent decades involved in the business and research arenas of the life sciences. We believe their expertise will benefit Boston Therapeutics tremendously as we continue to develop and market our products.”

About Boston Therapeutics, Inc.

Boston Therapeutics, headquartered in Manchester, NH, (OTCQB: BTHE) is an innovator in designing compounds using complex carbohydrate chemistry. The company's product pipeline is focused on developing and commercializing therapeutic molecules that address diabetes and inflammatory diseases, including: BTI-320, a non-systemic therapeutic compound designed to reduce post-meal glucose elevation, and IPOXYN, an injectable anti-necrosis drug designed initially to treat lower limb ischemia associated with diabetes. The company also produces and sells SUGARDOWN®, a non-systemic complex carbohydrate-based dietary food supplement designed to support healthy blood glucose. More information is available at www.bostonti.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as "may," "estimate," "could," "expect" and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, that our plans, expectations and goals regarding the clinical trials are subject to factors beyond our control and provide no assurance of FDA approval of any of our future drug development plans. Our clinical trials may not produce positive results in a timely fashion, if at all, and any necessary changes during the course of the trial could prove time consuming and costly. We may have difficulty in enrolling candidates for testing, which would affect our estimates regarding timing, and we may not be able to achieve the desired results. Any significant delays or unanticipated costs in any subsequent drug trial could delay obtaining meaningful results from Phase II studies and/or preparing for Phase III studies with the current cash on hand.

Upon receipt of FDA approval, we may face competition with other drugs and treatments that are currently approved or those that are currently in development, which could have an adverse effect on our ability to achieve revenues from our approved products. Plans regarding development, approval and marketing of any of our compounds, including BTI-320, are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. We have incurred operating losses since our inception, and our ability to successfully develop and market drugs may be affected by our ability to manage costs and finance our continuing operations. For a discussion of additional risk and other factors affecting our business, see our Annual Report on Form 10-K for the year ended December 31, 2013, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements, and actual results may differ materially from the results anticipated in our forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

© Boston Therapeutics, Inc. All rights reserved.

Contact:

Boston Therapeutics, Inc.
Anthony Squeglia
Chief Financial Officer
Phone: 603-935-9799
Email: anthony.squeglia@bostonti.com
www.bostonti.com